UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 18, 2007
Date of Report (Date of earliest event reported)

BLADELOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-33589 (Commission File No.)	04-3569976 (IRS Employer Identification No.)

10 Maguire Road, Building 3

Lexington, Massachusetts 02421

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 257-3500

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2007, BladeLogic, Inc. (the “Company”) and Jeffrey Liotta, the Company’s Vice President, Research and Development, entered into a Separation Agreement (the “Separation Agreement”) whereby Mr. Liotta’s employment with the Company terminated effective as of October 5, 2007. Mr. Liotta resigned to pursue other opportunities. The Separation Agreement, which supersedes the terms of the Offer Letter between the Company and Mr. Liotta dated as of June 20, 2006, is furnished as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1Separation Agreement by and between BladeLogic, Inc. and Jeffrey Liotta executed on October 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

BLADELOGIC, INC.

October 22, 2007	By:	s/ John J. Gavin, Jr.
John J. Gavin, Jr.
Senior Vice President, Finance, and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Separation Agreement by and between BladeLogic, Inc. and Jeffrey Liotta executed October 18, 2007.